Exhibit 10.13

Amendment #1

     This First Amendment (the “Amendment”) to the Supply Agreement ( the “Supply Agreement”) dated as of June 2, 2003 to be effective August 1, 2003 between Voestalpine Tubulars GmbH & Co KG and Grant Prideco, Inc. is entered on this 30th day of November 2003 to be made effective the 1st day of October, 2003 (effective for purchase orders placed on or after October 1, 2003).

WHEREAS, the parties entered into the above referenced Supply Agreement; and

WHEREAS, the parties now desire to amend paragraphs 4.1, 4.3 and 6.2 of the Supply Agreement as follows.

NOW THEREFORE, for good and valuable consideration, which is hereby acknowledged, the parties agree to amend the Supply Agreement as follows:

1.	Paragraph 4.1 (sentence on line 11 and 12 only): The sentence on line 11 and 12 of Paragraph 4.1 of the Supply Agreement shall be replaced in full with the following sentence:

“The Purchase Price is calculated on the basis of DES Houston full liner terms in accordance with Incoterms 2000.”

2.	Paragraph 4.3: Paragraph 4.3 of the Supply Agreement shall be replaced in full with the following paragraph 4.3:

“4.3 Invoices will be submitted by Seller to Purchaser. Invoices will reference Purchaser’s purchase order number and will contain such other information as Purchaser may reasonably request. Purchaser shall effect payment within sixty (60) calendar days after notice of readiness (or delivery order). Purchaser shall pay interest on overdue invoice payments that are not contested as provided in Section 3.3 from the due date up to the actual date of payment at the rate determined to be three percent (3%) per annum above the six months EURIBOR.”

3.	Paragraph 6.2: Paragraph 6.2 of the Supply Agreement shall be replaced in full with the following paragraph 6.2:

“6.2 Delivery is DES Houston full liner terms in accordance with Incoterms 2000. Purchaser may also request, as specified in any particular purchase order, that the delivery destination of the Material be a location other than Houston, for the calculation for the Purchase Price, Section 4.1 of this Supply Agreement shall apply.”

     This amendment #1 is signed to be made effective October 1, 2003.

Voestalpine Tubulars GmbH & Co KG

By	/s/ Hubert Wastl		/s/ Hillka Witt

	Hubert Wastl		Hilkka Witt
Managing Directors

Grant Prideco, Inc.

By	/s/ Dan Latham

Dan Latham, President
Drilling Products & Services

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